As filed with the Securities and Exchange Commission on May 26, 2022
Registration Nos.	033-64139
333-186919

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

Post-Effective Amendment No. 1 to

FORM S-8

Registration Statement
under
The Securities Act of 1933

_________________________________

FIRST MID BANCSHARES, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1103704 (I.R.S. employer identification no.)
1421 Charleston Avenue Mattoon, Illinois 61938 (Address of principal executive offices, including zip code)

FIRST MID BANCSHARES, INC.

401(k) Profit Sharing Plan
(Full title of the plan)

Joseph R. Dively
Chairman, President and Chief Executive Officer
First Mid Bancshares, Inc.

1421 Charleston Avenue

Mattoon, Illinois 61938

(Name and address of agent for service)

(217) 234-7454
(Telephone number, including area code, of agent for service)

With a copy to:

Jason Zgliniec
ArentFox Schiff LLP
233 South Wacker Drive, Suite 7100
Chicago, Illinois 60606
(312) 258-5500

_________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)

Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

FIRST MID BANCSHARES, INC.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

First Mid Bancshares, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Company pursuant to its Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 27, 2013 and November 13, 1995 (Registration Statement Nos. 333-186919 and 033-64139, respectively, and referred to herein as the “Prior Registration Statements”) with respect to shares of the Company’s common stock, par value $4.00 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the First Mid Bancshares, Inc. 401(k) Profit Sharing Plan (the “Plan”). The Prior Registration Statements registered, respectively, 100,000 and 80,000 shares of Common Stock. The Prior Registration Statements also registered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Pursuant to the undertakings contained in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offering, the Company is filing this post-effective amendment to the Prior Registration Statements to deregister, and does hereby remove from registration, 80,069 shares of Common Stock, and all participant interests that had been registered under the Prior Registration Statements that remain unused as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 26th day of May, 2022.

FIRST MID BANCSHARES, INC.
(Registrant)

By:	/s/ Joseph R. Dively
Joseph R. Dively
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Joseph R. Dively and Matthew K. Smith as such person’s true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Commission with respect thereto, in connection with the registration of the shares of Common Stock that are subject to this registration statement, which amendments may make such changes in such registration rtatement as the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons on the 26th day of May, 2022 in the capacities listed.

SIGNATURE	TITLE

/s/ Joseph R. Dively	Chairman, President and Chief Executive Officer and Director
Joseph R. Dively	(Principal Executive Officer)

/s/ Matthew K. Smith	Chief Financial Officer (Principal Financial and
Matthew K. Smith	Accounting Officer)

/s/ Holly B. Adams	Director
Holly B. Adams

/s/ Robert Cook	Director
Robert Cook

/s/ Steven L. Grissom	Director
Steven L. Grissom

/s/ Zachary I. Horn	Director
Zachary I. Horn

/s/ Gisele A. Marcus	Director
Gisele A. Marcus

/s/ J. Kyle McCurry	Director
J. Kyle McCurry

/s/ Mary J. Westerhold	Director
Mary J. Westerhold

/s/ James Zimmer	Director
James Zimmer

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 26th day of May, 2022.

FIRST MID BANCSHARES, INC.
401(k) Profit Sharing Plan

By:	/s/ Joseph R. Dively
Joseph R. Dively
Chairman, President and Chief Executive Officer